UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                              September 18, 2007
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

                                          None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On September 18, 2007, Rodney England, Corporate Senior Vice President, President of our England, Inc. subsidiary and President of our Non-Branded Upholstery division, notified us that he will retire from the company in February 2008.

Item 7.01  Regulation FD Disclosure.

On September 18, 2007, we issued a press release about Mr. England´s forthcoming retirement and other matters. We are furnishing a copy of the press release as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits Exhibit No. 99	Description Press Release dated September 18, 2007.

NOTE: The information in Item 7.01 of this report and in the related exhibit is not to be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of  that section unless the registrant specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED —————————————— (Registrant)

Date: September 18, 2007

BY: /S/ Louis M. Riccio, Jr. —————————————— Louis M. Riccio, Jr. Senior Vice President and Chief Financial Officer

Exhibit 99

NEWS RELEASE

Contact: Kathy Liebmann	(734) 241-2438	kathy.liebmann@la-z-boy.com

ENGLAND TO RETIRE FROM LA-Z-BOY; SAWYER NAMED SUCCESSOR

MONROE, MI., September 18, 2007–La-Z-Boy Incorporated (NYSE: LZB) today announced that Rodney England, Corporate Senior Vice President, President of its England, Inc. subsidiary and President of its Non-Branded Upholstery division, will retire from the company in February 2008.

La-Z-Boy named Otis Sawyer, currently Senior Vice President Corporate Operations, as England´s successor.

An industry veteran, England has had a career spanning 43 years, beginning as a teenager working the delivery dock of his grandfather´s store.  In 1987, he was named President of England and, in 1995, the company was acquired by La-Z-Boy Incorporated.  England Furniture is best known in the industry for pioneering quick delivery of custom furniture through its proprietary transportation system.  England was named Senior Vice President of La-Z-Boy in 2003.

England serves on the Board of Directors of the American Home Furnishings Alliance and the American Furniture Hall of Fame.  A life-long resident of Tazewell, Tennessee, England also served on the Board of the Claiborne County Healthcare Foundation and the Presidents Board of Walters State Community College.  He also served four years as Claiborne County´s Commissioner and Budget Chairman.

Kurt Darrow, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “It is with mixed emotion that we announce Rodney´s retirement.  While I am disappointed to see Rodney retire, we understand his desire to spend more time with his family while pursuing his personal interests.  Rodney has had an accomplished career full of successes.  He took a small family company and built it into a significant upholstery business within the industry.  As a senior executive officer of La-Z-Boy Incorporated, he was extremely dedicated and made a great contribution to our company over the years.  He will be missed by both his colleagues at La-Z-Boy and by individuals throughout the furniture industry as a whole.”

Darrow added, “At the same time, I am pleased Otis will succeed Rod as President of England.  Additionally, he will have oversight responsibilities for La-Z-Boy´s Bauhaus operation.  With succession planning of paramount importance to our organization, Otis will transition easily into his new role and serve the company well.  He is a seasoned professional with vast experience in a multitude of areas.  Earlier in his career, he served for 14 years as Senior Vice President of Finance of England, giving him familiarity with the company´s unique operations and its niche in the marketplace, all of which will enable him to be an excellent leader.  Additionally, he has significant expertise in a supply chain management, finance, information technology, and logistics.”

Before being named La-Z-Boy´s Senior Vice President Corporate Operations in May 2006, Sawyer served as the company´s Chief Information Officer for two years.  Prior to that, he was with England, where he held a series of increasingly responsible positions and, before that, he was Controller at Councill Companies and was with Hanes Incorporated earlier in his career.  He holds a B.A. in Accounting from Guilford College, an MBA from Wake Forest University and is a Certified Public Accountant.

Background Information

La-Z-Boy Incorporated is one of the world´s leading residential furniture producers, distributors and retailers, marketing furniture for every room of the home. The La-Z-Boy Upholstery Group companies are Bauhaus, England, La-Z-Boy and La-Z-Boy, U.K. The La-Z-Boy Casegoods Group companies are American Drew, Hammary, Kincaid and Lea.  The La-Z-Boy Retail Group consists of 69 stores operating in eight metropolitan markets.